Exhibit 10.33

Amendment Number 1

AMENDMENT NUMBER ONE

TO THE

SUBCONTRACTED SERVICES AGREEMENT

BETWEEN

LUCENT TECHNOLOGIES WORLD SERVICES INC.

AND

ANDA NETWORKS, INC.

This Amendment is made by and between Lucent Technologies World Services Inc., (“Lucent”), a Delaware corporation with offices at 500 Mountain Avenue Murray Hill, NJ 07084, and ANDA Networks, Inc., a Delaware corporation with offices at 1274 Geneva Drive, Sunnyvale, CA 94089 (“Customer”), and shall become effective on the data last executed below by authorized representatives of both Lucent and Customer.

WHEREAS the Subcontracted Services Agreement Number ENT06000090A1 which became effective March 16, 2006 (“Agreement”), between Lucent and Customer requires an amendment to the Agreement addressing rights in jointly developed inventions and works as set forth in Section 8.A., INTELLECTUAL PROPERTY RIGHTS; and,

NOW THEREFORE, the parties agree to revise the Agreement as follows:

1. Replace the last sentence in Section 8.A., INTELLECTUAL PROPERTY RIGHTS, referencing rights in jointly developed inventions and works with the following:

“Any intellectual property created jointly by the parties in the course of performance under this Agreement shall be jointly owned by the parties. Subject to the other party’s rights under its pre-existing and separate intellectual property, each party shall be free to use, exploit and grant non-exclusive licenses under any such jointly created intellectual property without permission of or duty to account to the other. In the event of a joint invention, each party will cooperate with the other in obtaining protection under US patent laws. A “joint inventions” shall mean an invention made jointly by one or more Lucent employees and one or more Customer employees first conceived or first actually reduced to practice in the course of performance under this Agreement.”

2. All other terms and conditions set forth in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties, through their authorized representatives, have executed and made effective this Amendment.

ANDA NETWORKS, INC.		LUCENT TECHNOLOGIES WORLD SERVICES INC.

By:		By:
Name:	Lewis Nichols	Name:	ERIC W. NEGLEY
Title:	VP Operations	Title:	CONTRACT MANAGER
Date:	5-19-06	Date:	07 June 2006

LUCENT PROPRIETARY	1